UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 30, 2006

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	050494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On June 2, 2006, CVS Corporation (“CVS”) and its wholly owned subsidiary, CVS Pharmacy, Inc. (“CVS Pharmacy”), completed the acquisition of, approximately 700 standalone drugstores and a distribution center in La Habra, California (collectively the “Standalone Drug Business”) from Albertson’s, Inc. (“Albertsons”). The Standalone Drug Business includes retail drugstores located primarily in southern California, Illinois, Arizona, Indiana, Nevada, Missouri, Wisconsin and Kansas.

CVS’ acquisition of the Standalone Drug Business is structured as an asset purchase, with a purchase price under the Asset Purchase Agreement of $3.93 billion. CVS obtained funding for the acquisition through a combination of proceeds from its Bridge Facility and the issuance of commercial paper. CVS expects to repay a portion of the commercial paper borrowing with longer term financing during the third quarter of 2006. In addition, CVS expects to monetize all or a substantial portion of the owned real estate interests relating to the acquired drugstores for up to $1.0 billion in a sale lease-back transaction.

The information in this report is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Carve Out Special Purpose Financial Statements of the Albertson’s, Inc. Standalone Drug Business (an integrated operation within Albertson’s, Inc.) as of February 2, 2006, May 4, 2006 and May 5, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

Date: June 30, 2006	By:	/s/ David B. Rickard
	Name:	David B. Rickard
	Title:	Executive Vice President, Chief Financial Officer and Chief Administrative Officer